EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-44313) of Memry Corporation of our report dated August 11, 2003 relating to the financial statements of Memry Corporation, which appears in this Annual Report on Form 10-K.

                /S/ MCGLADREY & PULLEN, LLP

New Haven, Connecticut

September 29, 2003